EXHIBIT 5


                  Brown Raysman Millstein Felder & Steiner, LLP
                              120 West 45th Street
                            New York, New York 10036
                                 (212) 944-1515

                                  July 6, 1998

Siebert Financial Corp.
885 Third Avenue, Suite 1720
New York, New York  10022

                            Re:     Siebert Financial Corp.

Ladies and Gentlemen:

         We refer to Amendment No. 1 to the Registration Statement on Form S-1 (Reg. No. 333-49843) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed by Siebert Financial Corp., a New York corporation (the "Company"), with the Securities and Exchange Commission (the "SEC"). The Registration Statement covers (i) rights to purchase (the "Rights") shares of the Company's common stock, par value $.01 per share (the "Company Common Stock") and (ii) shares of Company Common Stock to be issued and sold upon the exercise of the Rights to be distributed in connection with a rights offering (the "Rights Offering").

         We have examined the originals or certified, photostatic or facsimile copies of such records and other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

         Based upon our examination mentioned above, as described above, and subject to the assumptions and qualifications stated and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that the Rights proposed to be issued by the Company and the Company Common Stock proposed to be issued and sold by the Company have been duly authorized for issuance and that the Common Stock, when issued to holders of the Company Common Stock in accordance with the terms of the Rights Offering, will have been validly issued and will be fully paid and non-assessable.

         We consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not omit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the SEC.

                                            Very truly yours,

                                            BROWN RAYSMAN MILLSTEIN
                                               FELDER & STEINER LLP